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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53374) of Evergreen Solar, Inc. of our report dated February 27, 2003, except as to Note 13, for which the date is March 21, 2003 relating to the financial statements and financial statement schedule of Evergreen Solar, Inc. included in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts

March 26, 2003